Exhibit 99.1

DREAMWORKS ANIMATION ACQUIRES AWESOMENESSTV

Groundbreaking Alliance Marks Digital Content Milestone

Glendale, California – May 1, 2013 – DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced that it has agreed to acquire AwesomenessTV, one of the most subscribed-to teen networks on YouTube. This groundbreaking deal recognizes the growing value of digital content creation and consumption.

With this deal, DreamWorks Animation will acquire a thriving next-generation media company, which through its Multi-Channel Network on YouTube has already signed up over 55,000 channels, aggregating over 14 million subscribers and 800 million video views. In addition, the AwesomenessTV brand has recently extended beyond the mobile platform into television and film, signaling continued cross-platform expansion plans. As part of DreamWorks, Brian Robbins, the founder and Chief Executive Officer of AwesomenessTV, will continue to grow the company, cultivating the brand’s distinctive content. In addition, Robbins will assume an executive role at the studio to develop a DreamWorks Animation branded digital family channel, harnessing the studio’s resources, technology and vast IP portfolio.

The Company has agreed to acquire AwesomenessTV for total up-front consideration of approximately $33 million in cash. In addition, subject to the satisfaction of certain terms and conditions described in the definitive merger agreement, the Company will be obligated to make additional contingent cash payments from time to time if certain earnings targets are met in 2014 and 2015. The maximum amount of potential contingent consideration payable is $117 million.

The transaction is subject to customary closing conditions. DreamWorks Animation expects that the transaction will be completed during the month of May 2013.

“Awesomeness TV is one of the fastest growing content channels on the internet today and our acquisition of this groundbreaking venture will bring incredible momentum to our digital strategy,” said DreamWorks Animation Chief Executive Officer, Jeffrey Katzenberg. “Brian Robbins has an extraordinary track record in creating family content both for traditional and new platforms and his expertise in the TV arena will be invaluable as we grow our presence in that space.”

“The acquisition of AwesomenessTV by DreamWorks Animation speaks to Jeffrey’s vision for the future of entertainment, the immense appetite for new kinds of storytelling and the power and reach of YouTube,” said Brian Robbins.“The incredible opportunity to take all the resources of this amazing global brand with beloved character franchises and create a dedicated family channel has extraordinary potential – I can’t wait to get started.”

“In a very short time, Brian Robbins has built AwesomenessTV into a powerful, next-generation, audience network on YouTube,” said Robert Kyncl, Global Head of Content for YouTube. “DreamWorks Animation’s acquisition is symbolic of the incredible evolution of online entertainment and continues the exciting momentum of creators on the platform. I look forward to seeing the results of this collaboration.”

AwesomenessTV and Robbins were represented by United Talent Agency and Ziffren Brittenham, who together incubated AwesomenessTV.

About DreamWorks Animation

DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series and live entertainment properties, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for five consecutive years. In 2013, DreamWorks Animation ranks #12 on the list. All of DreamWorks Animation’s feature films are produced in 3D. The Company has theatrically released a total of 26 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda, How to Train Your Dragon, Puss in Boots, and The Croods.

About Awesomeness TV

Awesomeness TV is one of the most subscribed to video destination for teens on YouTube featuring a broad cross section of series built around pop musicians, A-list athletes, TV personalities and YouTube stars. From talk shows to sketch comedy, plus scripted and reality, series include IMO, Make Me Over, Austin Mahone Takeover, Mindless Takeover, Flippin Awesome with Aly Raisman, Awesomeness Hollywood, BOP Report and Runaways. Awesomeness TV allows fans to experience their favorite celebrities in new ways, only on YouTube. AwesomenessTV’s first feature film was Mindless Behavior: All Around The World, which it released with AMC Theaters. Its first TV series will air on Nickelodeon. Awesomeness TV is headed by Brian Robbins (Smallville,Varsity Blues, All That) and Joe Davola (In Living Color, Smallville, MTV Networks). Robbins’ interest in the YouTube and web video space resulted from the massive success of FRED: THE MOVIE, based on the YouTube sensation Fred Figglhorn (900 million views). After building out the franchise on Nickelodeon (FRED 2: Night of the Living Fred, FRED: THE SHOW, and FRED 3: CAMP FRED), Robbins turned his attention to YouTube and the result is Awesomeness TV, one of the first channels ideated in the YouTube Original Programming initiative.

United Talent Agency/Ziffren Brittenham

AwesomenessTV was represented in the transaction by United Talent Agency and attorney Bryan Wolf of Ziffren Brittenham. In conjunction with Ziffren, UTA helped Robbins establish AwesomesomeTV in 2010, providing key incubation services including assembling its senior management team, negotiating its YouTube deal and extensions, leading negotiations for the Series A round with investors MK Capital and Greycroft Partners, providing brand strategy, go-to-market counsel, as well as advisory services for its acquisition, which represents one of the largest incubation-to-exit events conducted by a talent agency. UTA CEO Jeremy Zimmer serves on the AwesomenessTV Board of Directors and Wolf serves as a Board observer.

Contacts: DreamWorks Animation Public Relations
Allison Rawlings	Matt Lifson
(818) 695-3278	(818) 695-6576
allison.rawlings@dreamworks.com	matt.lifson@dreamworks.com

DreamWorks Animation Investor Relations
Shannon Olivas
(818) 695-3658
shannon.olivas@dreamwork.com

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: satisfaction of closing conditions in the merger agreement, our ability to integrate the operations of AwesomenessTV and exploit its portfolio of properties, audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.